SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the

                  Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 1997


                FREEPORT-McMoRan COPPER & GOLD INC.

        Delaware                1-9916                 74-2480931
       (State or other        (Commission            (IRS Employer
        jurisdiction of        File Number)           Identification
        incorporation or                              Number)
        organization)

                        1615 Poydras Street
                   New Orleans, Louisiana  70112

Registrant's telephone number, including area code:  (504) 582-4000


Item 5.  Other Events.
The following news release was issued by Freeport-McMoRan Copper & Gold Inc. on February 18, 1997:

Freeport-McMoRan Copper & Gold Inc. (FCX) announced today that it has agreed to acquire a 15 percent interest in two Indonesian joint ventures (JV), one controlling the mining rights to the Busang II exploration area and the other controlling the mining rights to the Busang III exploration area in Kalimantan, Indonesia. Each JV will form an Indonesian company which is expected to be granted a Contract of Work (COW) to explore and develop the mining rights in the Busang II and Busang III areas, respectively. Each of the two Indonesian companies will be owned 45 percent by BRE-X Minerals
LTD. (BRE-X), 40 percent by Indonesian interests, including the Government of Indonesia (GOI) which has given its support for the JV to proceed with developing the Busang properties, and 15 percent by FCX. The JV participants have agreed to appoint FCX as the operator of the Busang II and Busang III properties providing FCX the authority to explore and develop these areas.

     In consideration for the transaction, FCX has agreed to provide 25 percent of the total estimated cost of delineating a proven reserve and constructing the initial Busang mine complex, up to $400 million. Additionally, FCX has obtained, on behalf of the Indonesian companies, a $1.2 billion project financing commitment from The Chase Manhattan Bank for the remaining estimated costs of the initial Busang mine complex.

     James R. Moffett, Chairman and Chief Executive Officer of FCX, said: "We are extremely pleased that BRE-X and the Indonesian partners in the Busang joint venture have asked us to participate in and operate the significant Busang gold properties. FCX has the infrastructure, and the management in place who understand the exploration, engineering, environmental and social challenges of operating in these remote islands. FCX has demonstrated its expertise by developing and operating the Grasberg complex, one of the world's largest and lowest cost mining operations located in Irian Jaya, Indonesia. Our Grasberg complex, with proven and probable reserves of over 50 million ounces of gold and 40 billion pounds of copper, is currently operating at a mill rate of over 125,000 metric tons of ore per day (MTPD), which we are currently expanding to an expected rate of at least 190,000 to 200,000 MTPD at a cost of $960 million. We are excited about establishing proven and probable reserves at the Busang properties and swiftly bringing these reserves into production for the benefit of all shareholders and the country of Indonesia. We have been operating in Indonesia for almost 30 years and have an experienced mining and management team in place that can initiate development activities immediately."

     This transaction is subject to, among other things, the approval of the commissioners and directors of the respective companies as well as the GOI.

     FCX is engaged in mineral exploration and development, mining and milling of copper, gold and silver in Irian Jaya, Indonesia and the smelting and refining of copper concentrates in Spain. FCX is also involved in a joint venture to construct and operate a smelter/refinery in Indonesia.




                             SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               FREEPORT-McMoRan COPPER & GOLD INC.

                               By:/s/ Michael A. Weaver
                                  ----------------------------------
                                      Michael A. Weaver
                                      Controller - Financial Reporting
                                      (authorized signatory and
                                       Principal Accounting Officer)

Date:  February 19, 1997